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                                                                   EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT


          EMPLOYMENT AGREEMENT made and entered into as of the 24th day of August, 1998 by and between Golden Sky Systems, Inc., a Delaware corporation (the "Company"), and John R. Hager (the "Executive");

          WHEREAS, the Executive is currently providing managerial and technical services to the Company, and the Company desires to secure the continued employment of the Executive in accordance herewith;

          WHEREAS, the Executive is willing to commit himself to be employed by the Company on the terms and conditions herein set forth and forego opportunities elsewhere; and

          WHEREAS, the parties desire to enter into this Agreement as of the Effective Date (as hereinafter defined), setting forth the terms and conditions for the employment relationship of the Executive with the Company during the Employment Period (as hereinafter defined).

          NOW, THEREFORE, IN CONSIDERATION of the mutual premises, covenants and agreements set forth below, it is hereby agreed as follows:

     1. Employment and Term.

          (a) Employment. The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, in accordance with the terms and provisions of this Agreement during the Employment Period.

          (b) Term and Extension. The term of this Agreement shall commence as of the date hereof (the "Effective Date") and shall continue until the third annivesary of the Effective Date (such term being referred to hereinafter as the "Emloyment Period"). The Employment Period shall automatically be extended for one year on the second anniversary of the Effective Date, and each anniversary of the Effective Date, and each anniversary thereafter, unless either party gives the other written notice of its intention not to extend the Employment Period at least 30 days prior to such automatic extension, in which case no further extensions will occur.

          (c) Non-Competition Agreement. As a condition precedent to the execution of this Agreement by the Company, the Executive shall simultaneously enter into a Non-Competition Agreement in form and subsance satisfactory to the Company (the "Non-Competition Agreement".




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     2. Duties and Powers of Executive.

          (a) Position; Location. During the Employment Period, the Executive shall provide such services as are from time to time requested by the Chief Executive Officer of the Company. The title, authority, duties, and responsibilities of the Executive may be increased from time to time, but only with the mutual written agreement of the Executive and the Company. The Executives services shall be performed primarily at the Company's headquarters in the Kansas City metropolitan area.

          (b) Attention. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote in full business time, best efforts and business judgment to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive's best efforts to carry out such responsibilities faithfully and efficiently. The Executive shall not engage in any other business activity, except as may be approved by the Board of Directors; provided, however, that nothing herein shall prevent the Executive from:

               (i) investing his assets in a manner not prohibited by the Non-Competition Agreement, and in such form or manner as shall not require the Executive to render any material services with respect to the operations or affairs of any company or other entity in which such investments are made;

               (ii) engaging in religious, charitable or other community or non-profit activities which do not impair his ability to fulfill his duties and responsibilities under this Agreement.

               (iii) serving on the board of directors of any company, other than the Company, in a manner not prohibited by the Non-Competition Agreement; or

               (iv) engaging in any trade and/or industry organizations or activities, provided that such activities do not impair his ability to fulfill his duties and responsibilities under this Agreement.

     3. Compensation. The Executive shall receive the following compensation for his services hereunder to the Company:

          (a) Salary. During the Employment Period, the Executive's annual base salary (the "Annual Base Salary"), payable in accordance with the Company's general payroll practices and subject to withholding for federal, state and local taxes, in effect from time to time, shall be at the annual rate established by the Board, but in no event less than $120,000. The Board may from time to time direct such upward adjustments in Annual Base Salary as the Board deems to be necessary or desirable, including, without limitation, adjustments in order to reflect increases in the cost of living. The Annual Base Salary shall not be reduced after any increase thereof. Any increase in the Annual Base Salary shall not serve to limit or reduce any other obligation of the Company under this Agreement.



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          (b) Incentive Compensation. During the Employment Period, the
Executive shall be entitled to participate in short-term incentive compensation plans and long-term incentive compensation plans (the latter to consist of plans offering stock options and other long-term incentive compensation) providing him with the opportunity to earn, on a year-by-year basis, short-term and long-term incentive compensation (the "Incentive Compensation"). Specifically, the Executive shall be entitled to participate in the Company's 1997 Stock Option and Restricted Stock Purchase Plan at least to the extent agreed to by the Company and the Executive and reflected in the Notice of Grant issued by the Company pursuant to such plan.

          (c) Retirement, Incentive and Welfare Benefit Plans. During the Employment Period and so long as the Executive is employed by the Company, he shall be eligible to participate in all other incentive, stock option, restricted stock, performance unit, savings, retirement and welfare plans, practices, policies, and programs applicable generally to employees or executive officers of the Company and its subsidiaries, except with respect to any benefits under any plan, practice, policy, or program to which the Executive has waived his rights in writing.

          (d) Expenses. The Company shall reimburse the Executive for all expenses, including those for travel and entertainment, properly incurred by him in the performance of his duties hereunder in accordance with policies established from time to time by the Board.

          (e) Fringe Benefits. During the Employment Period and so long as the Executive is employed by the Company, he shall be entitled to receive fringe benefits in accordance with the plans, practices, programs and policies of the Company from time to time in effect, commensurate with his position and at least the same as those received by any executive officer of the Company.

     4. Termination of Employment.

          (a) Death or Disability. The Executive's employment shall terminate automatically during the Employment Period upon the Executive's death or a determination by a majority of the Board of Directors that, due to physical or mental disability or illness, the Executive is unable to perform substantially all of his duties and responsibilities under this Agreement.

          (b) By the Company for Cause. The Company may terminate the Executive's employment during the Employment Period for Cause without further liability on the part of the Company effective immediately by a vote of a majority of the Board of Directors of the Company after written notice to the Executive setting forth in reasonable detail the nature of such Cause. For purposes of this Agreement, "Cause" shall mean: (i) willfully dishonest and material statements or acts of the Executive with respect to the Company or any subsidiary thereof; (ii) conviction of the Executive of a crime involving moral turpitude, deceit, dishonesty or fraud; (iii) willful and substantial failure to perform his duties and obligations under this Agreement, which failure continues after the Executive is given written notice and a reasonable opportunity to cure; (iv) material breach by the Executive of any obligations hereunder or under the Non-Competition Agreement; provided, however, that other than with respect to a material breach of the Non-Competition Agreement, the Executive shall first be given written notice from the Board of Directors of the breach and a reasonable opportunity to cure such breach;





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          (c) By the Company without Cause. Notwithstanding any other provision of this Agreement, the Company may terminate the Executive's employment other than by a termination for Cause during the Employment Period.

          (d) By the Executive for Good Reason. Following a Change of Control, the Executive may terminate his employment during the Employment Period for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

               (i) the Company's failure to pay the Executive's Annual Base Salary as specified in Section 3(a) of this Agreement or to fulfill any other material obligations under this Agreement;

               (ii) a material adverse change in the Executive's title, authority, duties, or responsibilities as specified in Section 2(a) of this Agreement, which such change constitutes a demotion; or

               (iii) the Company's requiring the Executive, without his consent, to be based at any office or location is beyond a reasonable commuting distance from the Kansas City metropolitan area.

For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if:

                    (A) any person, together with all "affiliates" and
               "associates" (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such person, becomes a "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

                    (B) the persons who, as of the date hereof, were directors of the Company (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Company's Board of Directors; provided that any person becoming a director of the Company's subsequent to the date hereof whose election was approved by a vote of at least majority of the Incumbent Directors shall, for purposes of this Agreement, be considered an Incumbent Director; or

                    (C) the stockholders of the Company shall approve (1) any
               consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as defined in the Exchange Act), directly or indirectly, shares representing in the aggregate at least 50% of the combined voting power of the outstanding securities of the combined entity, (2) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company, or (3) any plan or proposal for the liquidation or dissolution of the Company.
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          (e) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 9(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice indicating the specific termination provision in this Agreement relied upon, to the extent applicable, setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and if the Date of Termination (as defined in Section 4(f)) is other than the date of receipt of such notice, specifying the termination date (which date shall not be more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstances that contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

          (f) Date of Termination. "Date of Termination" means, if the Executive's employment is terminated by the Company for Cause or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be. If the Executive's employment is terminated by the Company other than for Cause, the Date of Termination shall be the date on which the Company notifies the Executive of such termination. If the Executive's employment is terminated by reason of death or disability, the Date of Termination shall be the date of death or the date the determination of disability is first made.

     5. Obligations of the Company Upon Termination.

          (a) Termination by Company other than for Cause or by the Executive for Good Reason. If the Executive's employment with the Company is terminated
(A) by the Company for any reason other than for Cause or the Executive's death or disability, or (B) by the Executive for Good Reason following a Change of Control, the Executive shall be entitled to the following benefits:



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               (i) Continued payment of the Executive's Annual Salary at the rate in effect on the Date of Termination, said payments to be made for six (6) months following the Date of Termination or, in the event of termination of the Executive for Good Reason, for twelve (12) months following the Date of Termination, such payments to be made on the same periodic dates as salary payments would have been made to the Executive had the Executive not been terminated;

               (ii) Continuation of group health plan benefits to the extent authorized by the consistent with 29 U.S.C. Section 1161 et seq. (commonly known as "COBRA"), with the cost of such benefits shared in the same relative proportion by the Company and the Executive as in effect on the Date of Termination; and

               (iii) A lump sum payment equal to such portion of the Executive's cash Incentive Compensation for the then current fiscal year as shall be pro-rated for a partial year based on the period worked for the Company during such year and the satisfaction of any applicable milestones or objectives prior to the Date of Termination.

          Except as otherwise specifically provided above or otherwise required by law, all compensation and benefits to the Executive under this Agreement shall terminate on the date of the termination.

          (b) Termination by Reason of Death or Disability. During the Employment Period, if the Executive's employment shall terminate by reason of death or disability, the Company shall pay to the Executive or the Executive's estate, as appropriate, a lump sum amount in cash equal to the sum of (i) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (ii) such position of the Executive's cash Incentive Compensation for the then current fiscal year as shall be pro rated for a partial year based on the period worked for the Company during such year and the satisfaction of any applicable milestones or objectives prior to the Date of Termination, and (iii) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid.

          (c) Termination by the Company for Cause or by the Executive other than for Good Reason. If the Executive's employment shall be terminated for Cause during the Employment Period, or if the Executive terminates employment during the Employment Period other than for Good Reason, the Company shall have no further obligations to the Executive under this Agreement other than the obligation to pay to the Executive the Annual Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), in each case to the extent theretofore unpaid.

     6. Nonexclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit plan,




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program, policy or practice provided by the Company and for which the Executive may qualify (except with respect to any benefit to which the Executive has waived his rights in writing), nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement entered into after the Effective Date with the Company. Amounts that are vested benefits or that the Executive is otherwise entitled to receive under any benefit plan, policy, practice or program of, or any agreement entered into with, the Company shall be payable in accordance with such benefit plan, policy, practice or program or agreement except as explicitly modified by this Agreement.

     7. Mitigation; Miscellaneous. The termination benefits set forth in Section 5(a)(i) above shall be reduced by one-half of the amount of any cash compensation received by the Executive from other employment during the period that termination benefits are payable hereunder. The Executive shall inform the Company of any such amounts of cash compensation from other employment and shall refund to the Company any amounts which the Company has paid which exceed the amounts due from the Company after application of the set-off provided for in this paragraph. Notwithstanding the foregoing and any other provision of this Agreement, nothing in this Section 7 shall be construed to (i) impose any obligation on the Executive to seek or accept any employment after termination of employment with the Company for any reason, or (ii) affect the Executive's right to receive COBRA benefits at his cost after the expiration of the benefits provided for herein. Notwithstanding anything in this Agreement to the contrary, if any portion of any payments to the Executive by the Company under this Agreement and any other present or future benefit plan of the Company or other present or future agreement between the Executive and the Company would not be deductible by the Company for federal income tax purposes by reason of application of section 162(m) of the Code, then payment of that portion to the Executive may be deferred by the Company until the earliest date upon which payment thereof can be made to the Executive without being non-deductible pursuant to section 162(m) of the Code. In the event of such deferral, the Company shall pay interest to the Executive on the deferred amount at 120% of the applicable federal rate provided for in Section 1274(d)(2) of the Code.

     8. Successors.

          (a) Assignment by Executive. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) Successors and Assigns of Company. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns.

          (c) Assumption. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent




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that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company, as previously defined, and any successor to its businesses and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law, or otherwise.

     9. Miscellaneous.

          (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without reference to its principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified, repealed, waived, extended, or discharged except by an agreement in writing signed by the party against whom enforcement of such amendment, modification, repeal, waiver, extension or discharge is sought. No person, other than pursuant to a resolution of the Board or the appropriate committee thereof, shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend, or discharge any provision of this Agreement or anything in reference thereto.

          (b) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return-receipt requested, postage prepaid, addressed, in either case, to the Company's headquarters or to such other address as either party shall have stated to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) Taxes. The Company may withhold from any amounts payable under this Agreement such federal, state, or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) No Waiver. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(b) of this Agreement shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) Entire Agreement. This instrument, together with the Non-Competition Agreement, contains the entire agreement of the Executive and the Company with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior agreements are merged herein and superseded hereby.




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          IN WITNESS WHEREOF, the Executive and, pursuant to due authorization from its Board of Directors, the Company, have caused this Agreement to be executed as of the day and year first above written.

                                             GOLDEN SKY SYSTEMS, INC.


                                              /s/ Rodney A. Weary
                                              ---------------------------------
                                              Name: Rodney A. Weary
                                              Title: Chief Executive Officer



                                              /s/ John R. Hager
                                              ---------------------------------
                                              John R. Hager